EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 12, 1998 with respect to the December 31, 1997 financial statements of Cypress Industries, inc. included in this Form 8-K/A dated Febuary 27, 1998 into Innovative Valve Technologies, Inc.'s previously filed registration statement on Form S-8 (No. 333-40023).

Crowe, Chizek and Company LLP
Oak Brook, Illinois
May 26, 1998